SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

ITEX Corporation
 (Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code    (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2008, the ITEX Corporation Compensation Committee established the 2009 base salary of Steven White, Chief Executive Officer.  Mr. White will receive an annual base salary of $175,000 for serving as CEO (increase of 17% from 2008).  Mr. White is not compensated for his services as ITEX’s interim Chief Financial Officer.  Mr. White is also eligible to receive cash or stock bonuses on a recurring or nonrecurring basis in amounts determined by the Compensation Committee, and to participate in any benefit programs applicable to eligible employees generally that are adopted by the Board of Directors.   Mr. White is employed at will and does not have an employment contract.  Mr. White and the Company previously entered into a Change of Control Agreement, the form of which is filed as Exhibit 10.15 to the Company’s Form 10-Q for the quarter ended January 31, 2008, and is incorporated herein by reference, that entitles him to receive a payment in connection with a “change of control,” as defined in the agreement, or change in control events coupled with the loss of his employment.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 19, 2008, the bylaws of ITEX Corporation were amended to modify the advance notice bylaw set forth in Section 2.6.  The advance notice bylaw was modified to create separate provisions that separately address procedures for director nominations and procedures for stockholder proposals of other business matters.  In addition, the advance notice bylaw was modified to clarify certain procedures and disclosures provisions with respect to stockholder proposals, including adding a provision requiring stockholder proponents to not only state the number of shares of company stock they own, but also how much stock they might control through equity swaps, hedges or other forms of economic ownership.  Other changes include tying the deadline for the advance notice bylaw to the anniversary of the previous year’s annual meeting, rather than the anniversary of the mailing date of the proxy statement.  The bylaw continues to require that a stockholder’s notice contain information about its director nominees or each matter of business proposed of the type required to be disclosed under applicable proxy statement rules had the nomination or proposal been made by the Company.  No changes were made to the deadlines for receipt of stockholder proposals.

Section 2.6 specifies the type of information to be included with each notice and provides that, with respect to annual meetings, the advance notice must be given not less than 90 or more than 150 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the previous year’s meeting.  To the extent a meeting is advanced by more than 30 days prior to or delayed by more than 30 days from the anniversary date, or in the case of a special meeting of stockholders, advance notice must be given no later than the later of the 60th day prior to the meeting or the 15th day following the date on which the public announcement of the meeting is first made.

In addition, Section 2.2 of the bylaws was modified to clarify that shareholders may not call a special meeting or propose business to be brought before a special meeting of the shareholders, and that the only matters that may be brought before a special meeting are the matters specified in the notice of meeting.

The Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.2 and are incorporated herein by reference.  The description of the bylaw amendments is qualified in its entirety by reference to Exhibit 3.2.

Item 7.01	Regulation FD Disclosure

On December 19, 2008, ITEX Corporation issued a press release announcing that at its annual meeting of stockholders held today at its headquarters in Bellevue, Washington, all of its current members of the board of directors were re-elected to serve for an additional one-year term.  A copy of the press release is furnished as Exhibit 99.1 to this report.  The attached Exhibit 99.1 is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

3.2	Amended and Restated Bylaws of ITEX Corporation
99.1	Press release dated December 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation (Registrant)

Date: December 19, 2008
	By:	/s/ Steven White
Steven White Chief Executive Officer